STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

February 11, 2010

Job Number: C20100212-0037
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100090538-18	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20100212-0037
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100090538-18
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 02/11/2010 1:56 PM
	Entity Number E0060612010-1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: IMOBOLIS, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Paracorp Incorporated (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address / City / Nevada / Zip Code

Mailing Address (if different from street address) / City / Nevada / Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 10,000,000 Preferred, 90,000,000 Common — Par value per share: $ .001 — Number of shares without par value:

4. Names and Address of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Julian Spitari (Name)
318 N Carson St #208 (Street Address) — Carson City (City) — NV (State) — 89701 (Zip Code)

2) Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

MicheleCalkins c/o Paracorp Incorporated (Name) — X [signature] Organizer Signature

318 N Carson Street #208 (Address) — Carson City (City) — NV (State) — 89701 (Zip Code)

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named Entity.

X [signature] for Paracorp Incorporated — February 11, 2010
Authorized Signature of Registered Agent or On Behalf of Registered Agent Company — Date

This form must be accompanied by appropriate fees